KLONDIKE GOLD CORP

(The “Company”)

ACCREDITED INVESTOR OFFEREE QUESTIONNAIRE

The purpose of this Statement is to obtain information relating to whether or not you are an accredited investor as defined in Securities and Exchange Regulation D as well as your knowledge and experience in financial and business matters and to your ability to bear the economic risks of an investment in the Company.

As used in Regulation D, the following terms shall have the meaning indicated:

a.

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.

Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.

Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.

Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the person’s primary residence, but including any excess liability between the value of the residence and the amount of any obligation(s) thereon;

6.

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described

KLONDIKE GOLD CORP. ACCREDITED INVESTOR QUESTIONNAIRE - 1

in Rule 506(b)(2)(ii) and

8.

Any entity in which all of the equity owners are accredited investors.

1.

Name, Home Address and Telephone Number:

________________________________________________________________________

Name

________________________________________________________________________

Address

Telephone (_____) ______________________________

2.

Residence

(a)

If an individual, what is your principal place of residence?

__________________________________________________________________

__________________________________________________________________

(b)

If not an individual:

(1)

Where is your principal place of business?

____________________________________________________________

____________________________________________________________

(2)

Where are your executive headquarters?

____________________________________________________________

____________________________________________________________

(3)

If a partnership, in which states(s) does (do) each of your partners reside?

____________________________________________________________

____________________________________________________________

(4)

If a corporation, what is your state of incorporation?

____________________________________________________________

____________________________________________________________

(5)

If a trust, in which state(s) does (do) each of the beneficiaries reside?

KLONDIKE GOLD CORP. ACCREDITED INVESTOR QUESTIONNAIRE - 2

____________________________________________________________

____________________________________________________________

3.

Business or occupation (including title):

________________________________________________________________________

________________________________________________________________________

4.

Educational background (level, degrees completed):

________________________________________________________________________

5.

Net Worth, Partners' Capital or Total Assets (check one):

_____ $5,000,000 or more

_____ $1,000,000-$5,000,000

_____ Less than $1,000,000

6.

For individual or married persons only - Gross income for each of the last 2 years (check one):

_____ $300,000 or more

_____ $200,000 - $300,000

_____ Less than $200,000

Is this income amount combined with that of your spouse? Yes _____

No _____

Do you expect to reach the same level of income in the current year?

Yes ______

No _____

7.

In connection with my investment activities, I utilize the services of the following attorney, accountant or other advisor to assist me in analyzing investment opportunities:

(a)

Name of advisor: ______________________________________

(b)

Position or occupation: _________________________________________________

(c)

Business address: _____________________________________________________

_____________________________________________________

8.

Personal data:

Age: _______________________

Marital Status: _______________

Number of dependents: ________

9.

I am an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D. _______________ (Initials)

10.

I have adequate means of providing my current needs, and possible personal contingencies, and have no need for liquidity in an investment in the Company. _______________ (Initials)

11.

I, together with my advisors, have specific knowledge and experience in related financial and business matters so as to be capable of evaluating the relative economic and operational merits and risks of an investment in the stock. _______________ (Initials)

KLONDIKE GOLD CORP. ACCREDITED INVESTOR QUESTIONNAIRE - 3

12.

I hereby certify that I have answered the foregoing questions to the best of my knowledge and that my answers hereto are complete and accurate. _______________ (Initials)

_______________________________

Name (Please Print)

_______________________________

____________________________

Signature

Date

KLONDIKE GOLD CORP. ACCREDITED INVESTOR QUESTIONNAIRE - 4